Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $25.8 Million

for the First Quarter of 2025

First Quarter 2025 Highlights

•	Net income of $25.8 million, or $1.52 per diluted share
•	Adjusted net income (non-GAAP) of $26.0 million, or $1.53 per diluted share
•	Adjusted NIM (TEY) (non-GAAP) expanded to 3.41%
•	Robust core deposit growth of 20% annualized
•	Wealth management revenue growth of 14% annualized
•	Tangible book value per share (non-GAAP) grew $1.43, or 11% annualized
•	TCE/TA ratio (non-GAAP) improved 15 basis points to 9.70%

Moline, IL, April 22, 2025 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $25.8 million and diluted earnings per share (“EPS”) of $1.52 for the first quarter of 2025, compared to net income of $30.2 million and diluted EPS of $1.77 for the fourth quarter of 2024.

Adjusted net income (non-GAAP) and adjusted diluted EPS for the first quarter of 2025 were $26.0 million and $1.53, respectively. For the fourth quarter of 2024, adjusted net income (non-GAAP) was $32.8 million and adjusted diluted EPS was $1.93. For the first quarter of 2024, adjusted net income (non-GAAP) was $26.9 million, and adjusted diluted EPS was $1.59.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2025	2024	2024
Net Income	$25.8	$30.2	$26.7
Diluted EPS	$1.52	$1.77	$1.58
Adjusted Net Income (non-GAAP)*	$26.0	$32.8	$26.9
Adjusted Diluted EPS (non-GAAP)*	$1.53	$1.93	$1.59

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“Our first quarter results were highlighted by margin expansion, robust deposit growth, and disciplined expense management. We also had another quarter of strong wealth management revenue growth,” said Larry J. Helling, Chief Executive Officer. “Our performance was further bolstered by continued loan growth while maintaining our excellent asset quality, further strengthening our capital levels, and significantly increasing our tangible book value per share.”

Margin Performance Continues

Net interest income for the first quarter of 2025 totaled $60.0 million, a decrease of $1.2 million from the fourth quarter of 2024, but increased slightly when adjusted for fewer days in the first quarter.

Net interest margin (“NIM”) was 2.95% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.42% for the first quarter, as compared to 2.95% and 3.43% for the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.41% for the first quarter of 2025 increased one basis point compared to the fourth quarter of 2024.

“Our adjusted NIM, on a tax equivalent yield basis, increased one basis point from the fourth quarter of 2024 and was within our guidance range, overpowering the dilution from the impact of expired interest rate caps,” said Todd A. Gipple, President and Chief Financial Officer. “Absent the impact from the interest rate caps, our adjusted NIM TEY expanded by five basis points. Looking ahead, we anticipate continued margin expansion and are guiding to second quarter adjusted NIM TEY in the range from static to an increase of four basis points, assuming no Federal Reserve rate cuts,” added Mr. Gipple.

Noninterest Income Driven by Capital Markets and Wealth Management Revenue

Noninterest income for the first quarter of 2025 was influenced by macroeconomic factors, particularly affecting our low-income housing tax credit (“LIHTC”) lending business and its associated capital markets revenue. Noninterest income for the quarter totaled $16.9 million, down from $30.6 million in the fourth quarter of 2024. The Company generated $6.5 million of capital markets revenue during the first quarter, compared to $20.6 million in the prior quarter.

“Our capital markets business was affected by macroeconomic uncertainty. Despite this, demand for affordable housing remains significant. The lower first quarter results in this sector should lead to a larger pipeline for future transactions. Our capital markets activity for the second quarter is normalizing as clients adjust to the current environment,” said Mr. Helling. “As a result, we continue to expect our capital markets revenue to be in a range of $50 to $60 million over the next four quarters. We believe the long-term demand and our growing backlog for new deals will support the sustainability of our LIHTC lending program,” added Mr. Helling.

“Additionally, our wealth management business remained strong in the first quarter of 2025, generating annualized revenue growth of 14% for the quarter driven by growth in new client accounts and assets under management. We expect continued strong growth in this business to be fueled by the strategic investments we made in our Southwest Missouri and Central Iowa markets,” said Mr. Gipple.

Significant Noninterest Expense Reduction

Noninterest expense for the first quarter of 2025 totaled $46.5 million, a decrease compared to $53.5 million for the fourth quarter and $50.7 million for the first quarter of 2024. The $7.0 million linked-quarter decrease was primarily due to lower salary and employee benefits expenses associated with reduced variable compensation.

“Our noninterest expense decreased by 13% during the quarter, primarily due to lower capital markets revenue and its impact on our variable compensation. As a result, expenses were well below the guided range of $52 to $55 million highlighting our expense flexibility,” said Mr. Gipple. “The Company’s efficiency ratio was 60.54% in the first quarter. For the second quarter of 2025 we expect noninterest expense to be in the range of $50 to $53 million which assumes both capital markets revenue and loan growth are within our guidance range,” added Mr. Gipple.

Exceptionally Low Effective Tax Rate

The effective tax rate for the first quarter of 2025 was 1%, down from 9% in the prior quarter. The linked quarter decline is primarily due to a combination of the tax benefits from equity compensation in the first quarter, new state tax credit investments, and lower pre-tax income from lower capital markets revenue. “These factors decreased the mix of our taxable income relative to our tax-exempt income. Our tax-exempt loan and bond portfolios have consistently helped us maintain our low tax liability benefiting our shareholders,” said Mr. Gipple. “Given a more normalized mix of revenue, we expect our effective tax rate to be in the range of 6% to 8% for the second quarter of 2025,” added Mr. Gipple.

Robust Deposit Growth

During the first quarter of 2025, core deposits increased by $332.2 million, or 20% annualized, which allowed the Company to decrease brokered deposits by $56.0 million, and overnight FHLB advances by $140 million. Gross loans and leases held for investment as a percentage of total deposits ratio improved to 92.96% from 96.05% from the prior quarter. “Our deposit growth this quarter reflects our strong execution in expanding market share and deepening relationships with both new and existing clients in our core markets,” added Mr. Helling.

Continued Loan Growth

In the first quarter of 2025, the Company’s total loans and leases held for investment grew by $38.9 million to $6.8 billion. “Loan growth was 4% annualized when adding back the impact from the runoff of m2 Equipment Finance loans. First quarter loan activity was influenced by heightened macroeconomic uncertainty and elevated payoffs. We anticipate that the slowdown in our LIHTC business during this period should lead to a larger pipeline of future activity driven by the ongoing significant demand for low-income housing,” stated Mr. Helling.

“Due to heightened uncertainty, we are suspending our full-year loan growth guidance. Instead, we are providing guidance for the second quarter of 2025, projecting an annualized growth rate of 4% to 6%,” added Mr. Helling.

Asset Quality Remains Excellent

The Company’s nonperforming assets (“NPAs”) to total assets ratio was 0.53% on March 31, 2025, up three basis points from the prior quarter. NPAs totaled $48.1 million at the end of the first quarter of 2025, a $2.6 million increase from the prior quarter. The increase in NPAs during the first quarter was primarily due to the addition of three specific loans, partially offset by the payoff of our largest NPA in January.

The Company’s total criticized loans, a leading indicator of asset quality, declined by $18.2 million on a linked-quarter basis, and the ratio of criticized loans to total loans and leases as of March 31, 2025, improved to 2.06%, as compared to 2.34% as of December 31, 2024. This $18.2 million reduction marks the Company’s lowest criticized loan ratio in five years.

The Company recorded a total provision for credit losses of $4.2 million during the quarter, representing a decline of $0.9 million from the prior quarter. The reduction in the provision for credit losses during the quarter was primarily due to lower loan growth and a decrease in total criticized balances. Net charge-offs were also $4.2 million during the first quarter of 2025, an increase of $0.8 million from the prior quarter. The allowance for credit losses to total loans held for investment was unchanged from the prior quarter at 1.32%.

Strong Tangible Book Value and Regulatory Capital Growth

The Company’s tangible book value per share (non-GAAP) increased by $1.43, or 11% annualized, during the first quarter of 2025 due to the combination of strong earnings, a modest dividend, and negligible changes in accumulated other comprehensive income (“AOCI”).

As of March 31, 2025, the Company’s tangible common equity to tangible assets ratio (“TCE”) (non-GAAP) increased 15 basis points to 9.70%. The improvement in TCE (non-GAAP) was driven by strong earnings as AOCI remained consistent during the quarter. The total risk-based capital ratio increased to 14.16% and the common equity tier 1 ratio increased to 10.26% due to solid earnings growth and modest loan growth during the quarter. By comparison, these ratios were 9.55%, 14.10%, and 10.03%, respectively, as of December 31, 2024. The Company remains focused on maintaining strong regulatory capital and targeting TCE (non-GAAP) in the top quartile of its peer group.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 23, 2025, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through April 30, 2025. The replay access information is 877-344-7529 (international 412-317-0088); access code 7198237. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, and Illinois. As of March 31, 2025, the Company had $9.2 billion in assets, $6.8 billion in loans and $7.3 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, trade wars and changes to immigration policy; (ii) changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies (including those concerning the Company’s general business); (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) changes in the interest rates and repayment rates of the Company’s assets; (xxiii) the effectiveness of the Company’s risk management framework, and (xxiv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$98,994	$91,732	$103,840	$92,173	$80,988
Federal funds sold and interest-bearing deposits	225,716	170,592	159,159	102,262	77,020
Securities, net of allowance for credit losses	1,220,717	1,200,435	1,146,046	1,033,199	1,031,861
Loans receivable held for sale (1)	2,025	2,143	167,047	246,124	275,344
Loans/leases receivable held for investment	6,821,142	6,782,261	6,661,755	6,608,262	6,372,992
Allowance for credit losses	(90,354)	(89,841)	(86,321)	(87,706)	(84,470)
Intangibles	10,400	11,061	11,751	12,441	13,131
Goodwill	138,595	138,595	138,596	139,027	139,027
Derivatives	180,997	186,781	261,913	194,354	183,888
Other assets	544,547	532,271	524,779	531,855	509,768
Total assets	$9,152,779	$9,026,030	$9,088,565	$8,871,991	$8,599,549

Total deposits	$7,337,390	$7,061,187	$6,984,633	$6,764,667	$6,806,775
Total borrowings	429,921	569,532	660,344	768,671	489,633
Derivatives	206,925	214,823	285,769	221,798	211,677
Other liabilities	155,796	183,101	181,199	180,536	184,122
Total stockholders' equity	1,022,747	997,387	976,620	936,319	907,342
Total liabilities and stockholders' equity	$9,152,779	$9,026,030	$9,088,565	$8,871,991	$8,599,549

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$388,479	$387,991	$387,409	$362,115	$326,129
Commercial and industrial - other	1,231,198	1,295,961	1,321,053	1,370,561	1,374,333
Commercial and industrial - other - LIHTC	212,921	218,971	89,028	92,637	96,276
Total commercial and industrial	1,832,598	1,902,923	1,797,490	1,825,313	1,796,738
Commercial real estate, owner occupied	599,488	605,993	622,072	633,596	621,069
Commercial real estate, non-owner occupied	1,040,281	1,077,852	1,103,694	1,082,457	1,055,089
Construction and land development	403,001	395,557	342,335	331,454	410,918
Construction and land development - LIHTC	1,016,207	917,986	913,841	750,894	738,609
Multi-family	289,782	303,662	324,090	329,239	296,245
Multi-family - LIHTC	888,517	828,448	973,682	1,148,244	1,007,321
Direct financing leases	14,773	17,076	19,241	25,808	28,089
1-4 family real estate	592,127	588,179	587,512	583,542	563,358
Consumer	146,393	146,728	144,845	143,839	130,900
Total loans/leases	$6,823,167	$6,784,404	$6,828,802	$6,854,386	$6,648,336
Less allowance for credit losses	90,354	89,841	86,321	87,706	84,470
Net loans/leases	$6,732,813	$6,694,563	$6,742,481	$6,766,680	$6,563,866

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$17,487	$20,591	$18,621	$20,101	$14,442
Municipal securities	1,003,985	971,567	965,810	885,046	884,469
Residential mortgage-backed and related securities	43,194	50,042	53,488	54,708	56,071
Asset backed securities	7,764	9,224	10,455	12,721	14,285
Other securities	66,105	65,745	39,190	38,464	40,539
Trading securities (3)	82,445	83,529	58,685	22,362	22,258
Total securities	$1,220,980	$1,200,698	$1,146,249	$1,033,402	$1,032,064
Less allowance for credit losses	263	263	203	203	203
Net securities	$1,220,717	$1,200,435	$1,146,046	$1,033,199	$1,031,861

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$963,851	$921,160	$969,348	$956,445	$955,167
Interest-bearing demand deposits	5,119,601	4,828,216	4,715,087	4,644,918	4,714,555
Time deposits	951,606	953,496	942,847	859,593	875,491
Brokered deposits	302,332	358,315	357,351	303,711	261,562
Total deposits	$7,337,390	$7,061,187	$6,984,633	$6,764,667	$6,806,775

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$145,383	$145,383	$145,383	$135,000	$135,000
Overnight FHLB advances	-	140,000	230,000	350,000	70,000
Other short-term borrowings	2,050	1,800	2,750	1,600	2,700
Subordinated notes	233,595	233,489	233,383	233,276	233,170
Junior subordinated debentures	48,893	48,860	48,828	48,795	48,763
Total borrowings	$429,921	$569,532	$660,344	$768,671	$489,633

(1) Loans with a fair value of $0 million, $0 million, $165.9 million, $243.2 million and $274.8 million have been identified for securitization and are included in LHFS at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

(2) Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.2 billion at March 31, 2025.

(3) Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$116,673	$121,642	$125,420	$119,746	$115,049
Interest expense	56,687	60,438	65,698	63,583	60,350
Net interest income	59,986	61,204	59,722	56,163	54,699
Provision for credit losses	4,234	5,149	3,484	5,496	2,969
Net interest income after provision for credit losses	$55,752	$56,055	$56,238	$50,667	$51,730

Trust fees (1)	$3,686	$3,456	$3,270	$3,103	$3,199
Investment advisory and management fees (1)	1,254	1,320	1,229	1,214	1,101
Deposit service fees	2,183	2,228	2,294	1,986	2,022
Gains on sales of residential real estate loans, net	297	734	385	540	382
Gains on sales of government guaranteed portions of loans, net	61	49	-	12	24
Capital markets revenue	6,516	20,552	16,290	17,758	16,457
Earnings on bank-owned life insurance	524	797	814	2,964	868
Debit card fees	1,488	1,555	1,575	1,571	1,466
Correspondent banking fees	614	560	507	510	512
Loan related fee income	898	950	949	962	836
Fair value gain (loss) on derivatives and trading securities	(1,007)	(1,781)	(886)	51	(163)
Other	378	205	730	218	154
Total noninterest income	$16,892	$30,625	$27,157	$30,889	$26,858

Salaries and employee benefits	$27,364	$33,610	$31,637	$31,079	$31,860
Occupancy and equipment expense	6,455	6,354	6,168	6,377	6,514
Professional and data processing fees	5,144	5,480	4,457	4,823	4,613
Restructuring expense	-	-	1,954	-	-
FDIC insurance, other insurance and regulatory fees	1,970	1,934	1,711	1,854	1,945
Loan/lease expense	381	513	587	151	378
Net cost of (income from) and gains/losses on operations of other real estate	(9)	23	(42)	28	(30)
Advertising and marketing	1,613	1,886	2,124	1,565	1,483
Communication and data connectivity	290	345	333	318	401
Supplies	207	252	278	259	275
Bank service charges	596	635	603	622	568
Correspondent banking expense	329	328	325	363	305
Intangibles amortization	661	691	690	690	690
Goodwill impairment	-	-	431	-	-
Payment card processing	594	516	785	706	646
Trust expense	357	381	395	379	425
Other	587	551	1,129	674	617
Total noninterest expense	$46,539	$53,499	$53,565	$49,888	$50,690

Net income before income taxes	$26,105	$33,181	$29,830	$31,668	$27,898
Federal and state income tax expense	308	2,956	2,045	2,554	1,172
Net income	$25,797	$30,225	$27,785	$29,114	$26,726

Basic EPS	$1.53	$1.80	$1.65	$1.73	$1.59
Diluted EPS	$1.52	$1.77	$1.64	$1.72	$1.58

Weighted average common shares outstanding	16,900,785	16,871,652	16,846,200	16,814,814	16,783,348
Weighted average common and common equivalent shares outstanding	17,013,992	17,024,481	16,982,400	16,921,854	16,910,675

(1) Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,920,363	16,882,045	16,861,108	16,824,985	16,807,056
Book value per common share (1)	$60.44	$59.08	$57.92	$55.65	$53.99
Tangible book value per common share (Non-GAAP) (2)	$51.64	$50.21	$49.00	$46.65	$44.93
Closing stock price	$71.32	$80.64	$74.03	$60.00	$60.74
Market capitalization	$1,206,760	$1,361,368	$1,248,228	$1,009,499	$1,020,861
Market price / book value	117.99%	136.49%	127.81%	107.82%	112.51%
Market price / tangible book value	138.11%	160.59%	151.07%	128.62%	135.18%
Earnings per common share (basic) LTM (3)	$6.71	$6.77	$6.93	$6.78	$6.75
Price earnings ratio LTM (3)	10.63 x	11.91 x	10.68 x	8.85 x	9.00 x
TCE / TA (Non-GAAP) (4)	9.70%	9.55%	9.24%	9.00%	8.94%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$997,387	$976,620	$936,319	$907,342	$886,596
Net income	25,797	30,225	27,785	29,114	26,726
Other comprehensive income (loss), net of tax	404	(9,628)	12,057	(368)	(5,373)
Common stock cash dividends declared	(1,015)	(1,013)	(1,012)	(1,008)	(1,008)
Other (5)	174	1,183	1,471	1,239	401
Ending balance	$1,022,747	$997,387	$976,620	$936,319	$907,342

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.16%	14.10%	13.87%	14.21%	14.30%
Tier 1 risk-based capital ratio	10.79%	10.57%	10.33%	10.49%	10.50%
Tier 1 leverage capital ratio	11.06%	10.73%	10.50%	10.40%	10.33%
Common equity tier 1 ratio	10.26%	10.03%	9.79%	9.92%	9.91%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.14%	1.34%	1.24%	1.33%	1.25%
Return on average total equity (annualized)	10.14%	12.15%	11.55%	12.63%	11.83%
Net interest margin	2.95%	2.95%	2.90%	2.82%	2.82%
Net interest margin (TEY) (Non-GAAP)(7)	3.42%	3.43%	3.37%	3.27%	3.25%
Efficiency ratio (Non-GAAP) (8)	60.54%	58.26%	61.65%	57.31%	62.15%
Gross loans/leases held for investment / total assets	74.53%	75.14%	73.30%	74.48%	74.11%
Gross loans/leases held for investment / total deposits	92.96%	96.05%	95.38%	97.69%	93.63%
Effective tax rate	1.18%	8.91%	6.86%	8.06%	4.20%
Full-time equivalent employees	972	980	976	988	986

AVERAGE BALANCES
Assets	$9,015,439	$9,050,280	$8,968,653	$8,776,002	$8,550,855
Loans/leases	6,790,312	6,839,153	6,840,527	6,779,075	6,598,614
Deposits	7,146,286	7,109,567	6,858,196	6,687,188	6,595,453
Total stockholders' equity	1,017,487	995,012	962,302	921,986	903,371

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
ANALYSIS OF NET INTEREST INCOME AND MARGIN
Fed funds sold	$9,009	$99	4.40%	$5,617	$67	4.68%	$19,955	$269	5.42%
Interest-bearing deposits at financial institutions	166,897	1,804	4.38%	158,151	1,823	4.59%	91,557	1,200	5.27%
Investment securities - taxable	400,779	4,588	4.59%	375,552	4,230	4.49%	373,540	4,261	4.55%
Investment securities - nontaxable (1)	843,476	11,722	5.57%	829,544	12,286	5.92%	685,969	9,349	5.45%
Restricted investment securities	30,562	534	6.99%	33,173	608	7.17%	38,085	674	7.00%
Loans (1)	6,790,312	107,439	6.42%	6,839,153	112,325	6.53%	6,598,614	107,673	6.56%
Total earning assets (1)	$8,241,035	$126,186	6.20%	$8,241,190	$131,339	6.34%	$7,807,720	$123,426	6.35%

Interest-bearing deposits	$5,005,853	$37,698	3.05%	$4,881,914	$39,408	3.21%	$4,529,325	$39,072	3.47%
Time deposits	1,204,593	12,690	4.27%	1,248,412	13,868	4.42%	1,107,622	12,345	4.48%
Short-term borrowings	1,839	18	3.97%	1,862	22	4.67%	1,763	23	5.16%
Federal Home Loan Bank advances	177,883	1,996	4.49%	236,525	2,802	4.64%	355,220	4,738	5.28%
Subordinated debentures	233,525	3,601	6.17%	233,419	3,636	6.23%	233,101	3,480	5.97%
Junior subordinated debentures	48,871	684	5.60%	48,839	701	5.62%	48,742	692	5.62%
Total interest-bearing liabilities	$6,672,564	$56,687	3.44%	$6,650,971	$60,437	3.61%	$6,275,773	$60,350	3.86%

Net interest income (1)		$69,499			$70,902			$63,076
Net interest margin (2)			2.95%			2.95%			2.82%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.42%			3.43%			3.25%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.41%			3.40%			3.24%
Cost of funds (4)			3.02%			3.15%			3.35%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$89,841	$86,321	$87,706	$84,470	$87,200
Change in ACL for transfer of loans to LHFS	-	93	(1,812)	498	(3,377)
Credit loss expense	4,743	6,832	3,828	4,343	3,736
Loans/leases charged off	(4,944)	(4,787)	(3,871)	(1,751)	(3,560)
Recoveries on loans/leases previously charged off	714	1,382	470	146	471
Ending balance	$90,354	$89,841	$86,321	$87,706	$84,470

NONPERFORMING ASSETS
Nonaccrual loans/leases	$47,259	$40,080	$33,480	$33,546	$29,439
Accruing loans/leases past due 90 days or more	356	4,270	1,298	87	142
Total nonperforming loans/leases	47,615	44,350	34,778	33,633	29,581
Other real estate owned	402	661	369	369	784
Other repossessed assets	122	543	542	512	962
Total nonperforming assets	$48,139	$45,554	$35,689	$34,514	$31,327

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.53%	0.50%	0.39%	0.39%	0.36%
ACL for loans and leases / total loans/leases held for investment	1.32%	1.32%	1.30%	1.33%	1.33%
ACL for loans and leases / nonperforming loans/leases	189.76%	202.57%	248.21%	260.77%	285.55%
Net charge-offs as a % of average loans/leases	0.06%	0.05%	0.05%	0.02%	0.05%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$55,327	$73,636	$80,121	$85,096	$111,729
Substandard (2)	85,033	84,930	70,022	80,345	70,841
Doubtful (2)	-	-	-	-	-
Total Criticized loans (3)	$140,360	$158,566	$150,143	$165,441	$182,570

Classified loans as a % of total loans/leases (2)	1.25%	1.25%	1.03%	1.17%	1.07%
Total Criticized loans as a % of total loans/leases (3)	2.06%	2.34%	2.20%	2.41%	2.75%

(1) Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.

(2) Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.

(3) Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 , regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2025	2024	2024
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,777,634	$2,588,587	$2,618,727
m2 Equipment Finance, LLC	276,096	310,915	350,801
Cedar Rapids Bank and Trust	2,617,143	2,614,570	2,423,936
Community State Bank	1,583,646	1,531,559	1,445,230
Guaranty Bank	2,331,944	2,342,958	2,327,985

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,397,047	$2,126,566	$2,161,515
Cedar Rapids Bank and Trust	1,883,952	1,882,487	1,757,353
Community State Bank	1,238,307	1,256,938	1,187,926
Guaranty Bank	1,840,774	1,824,139	1,743,514

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,041,181	$2,048,926	$2,046,038
m2 Equipment Finance, LLC	284,983	320,237	354,815
Cedar Rapids Bank and Trust	1,790,065	1,761,467	1,680,127
Community State Bank	1,197,005	1,159,389	1,113,070
Guaranty Bank	1,794,915	1,814,622	1,809,101

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	85%	96%	95%
Cedar Rapids Bank and Trust	95%	94%	96%
Community State Bank	97%	92%	94%
Guaranty Bank	98%	99%	104%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	73%	79%	78%
Cedar Rapids Bank and Trust	68%	67%	69%
Community State Bank	76%	76%	77%
Guaranty Bank	77%	77%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.44%	1.49%	1.40%
m2 Equipment Finance, LLC	4.37%	4.22%	3.75%
Cedar Rapids Bank and Trust	1.38%	1.44%	1.34%
Community State Bank	1.08%	0.98%	1.12%
Guaranty Bank	1.30%	1.25%	1.15%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.31%	1.09%	0.79%
Cedar Rapids Bank and Trust	2.14%	3.12%	3.09%
Community State Bank	1.07%	1.30%	1.25%
Guaranty Bank	0.72%	0.91%	0.88%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.45%	3.53%	3.31%
Cedar Rapids Bank and Trust	4.00%	3.95%	3.77%
Community State Bank	3.78%	3.77%	3.75%
Guaranty Bank (3)	3.05%	3.18%	2.98%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$-
Community State Bank	(1)	(1)	(1)
Guaranty Bank	218	504	396
QCR Holdings, Inc. (4)	(33)	(32)	(32)

(1) Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC  is also presented separately for certain (applicable) measurements.

(2) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(3) Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.91% for the quarter ended March 31, 2025, 2.97% for the quarter ended December 31, 2024 and 2.91% for the quarter ended March 31, 2024.

(4) Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2024	2024	2024	2024
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$1,022,747	$997,387	$976,620	$936,319	$907,342
Less: Intangible assets	148,995	149,657	150,347	151,468	152,158
Tangible common equity (non-GAAP)	$873,752	$847,730	$826,273	$784,851	$755,184

Total assets (GAAP)	$9,152,779	$9,026,030	$9,088,565	$8,871,991	$8,599,549
Less: Intangible assets	148,995	149,657	150,347	151,468	152,158
Tangible assets (non-GAAP)	$9,003,784	$8,876,373	$8,938,218	$8,720,523	$8,447,391

Tangible common equity to tangible assets ratio (non-GAAP)	9.70%	9.55%	9.24%	9.00%	8.94%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2024	2024	2024	2024
	(dollars in thousands, except per share data)
ADJUSTED NET INCOME (1)
Net income (GAAP)	$25,797	$30,225	$27,785	$29,114	$26,726
Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(156)	(2,594)	(542)	(145)	(144)
Total non-core income (non-GAAP)	$(156)	$(2,594)	$(542)	$(145)	$(144)

Expense:
Goodwill impairment	-	-	431	-	-
Restructuring expense	-	-	1,544	-	-
Total non-core expense (non-GAAP)	$-	$-	$1,975	$-	$-

Adjusted net income (non-GAAP) (1)	$25,953	$32,819	$30,302	$29,259	$26,870

ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$25,953	$32,819	$30,302	$29,259	$26,870
Weighted average common shares outstanding	16,900,785	16,871,652	16,846,200	16,814,814	16,783,348
Weighted average common and common equivalent shares outstanding	17,013,992	17,024,481	16,982,400	16,921,854	16,910,675

Adjusted earnings per common share (non-GAAP):
Basic	$1.54	$1.95	$1.80	$1.74	$1.60
Diluted	$1.53	$1.93	$1.78	$1.73	$1.59

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)
Adjusted net income (non-GAAP) (from above)	$25,953	$32,819	$30,302	$29,259	$26,870
Average Assets	$9,015,439	$9,050,280	$8,968,653	$8,776,002	$8,550,855

Adjusted return on average assets (annualized) (non-GAAP)	1.15%	1.45%	1.35%	1.33%	1.26%
Adjusted return on average equity (annualized) (non-GAAP)	10.20%	13.19%	12.60%	12.69%	11.90%

NET INTEREST MARGIN (TEY) (3)
Net interest income (GAAP)	$59,986	$61,204	$59,722	$56,163	$54,699
Plus: Tax equivalent adjustment (4)	9,513	9,698	9,544	8,914	8,377
Net interest income - tax equivalent (Non-GAAP)	$69,499	$70,902	$69,266	$65,077	$63,076
Less: Acquisition accounting net accretion	184	471	463	268	363
Adjusted net interest income	$69,315	$70,431	$68,803	$64,809	$62,713
Average earning assets	$8,241,035	$8,241,190	$8,183,196	$7,999,044	$7,807,720

Net interest margin (GAAP)	2.95%	2.95%	2.90%	2.82%	2.82%
Net interest margin (TEY) (Non-GAAP)	3.42%	3.43%	3.37%	3.27%	3.25%
Adjusted net interest margin (TEY) (Non-GAAP)	3.41%	3.40%	3.34%	3.26%	3.24%

EFFICIENCY RATIO (5)
Noninterest expense (GAAP)	$46,539	$53,499	$53,565	$49,888	$50,690
Net interest income (GAAP)	$59,986	$61,204	$59,722	$56,163	$54,699
Noninterest income (GAAP)	16,892	30,625	27,157	30,889	26,858
Total income	$76,878	$91,829	$86,879	$87,052	$81,557

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	60.54%	58.26%	61.65%	57.31%	62.15%
Adjusted efficiency ratio (core noninterest expense/core total income) (Non-GAAP)	60.38%	56.25%	58.45%	57.19%	62.01%

(1) Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.

(2) Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.

(3) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(4) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.  In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.

(5) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.